                                                                      EXHIBIT 99

Investor Contact   Investor Relations
                   (330) 665-8814

Media Contact:     Dina Gruey
                   (330) 665-8849

FOR IMMEDIATE RELEASE
January 9, 1998


                     CALIBER SYSTEM SHAREHOLDERS APPROVE
                        ACQUISITION BY FDX CORPORATION

        AKRON, OHIO - Shareholders of Caliber System, Inc. (NYSE:CBB) today approved the merger agreement with Federal Express Corporation by which FDX Corporation, a new holding company to be formed as part of the transaction, would acquire Caliber and its subsidiaries, including business-to-business small package carrier RPS, Inc.

        Stockholders of Federal Express Corporation will meet to consider approval of the issuance of FDX shares in connection with the transaction on Monday, January 12, 1998. Assuming such approval is received, it is anticipated that the transaction will be completed in late January 1998.

        In addition to RPS, Caliber System's operating companies include Viking Freight, a supplier of regional freight service in the West; Caliber Logistics, contract logistics provider, Roberts Express, a critical-shipment carrier, and Caliber Technology, a producer of systemwide information services.


                                     ###